EXHIBIT 10.16(a)



JTC(L)3995/748 Pt 1/AN/SL

















           TENANCY AGREEMENT RELATING TO PRIVATE LOT A12839
                           AT NO.36 GUL LANE




                                BETWEEN

                        JURONG TOWN CORPORATION

                                  AND

                        NELCO PRODUCTS PTE LTD





























                        TENANCY AGREEMENT-FOR A
                           STANDARD FACTORY
                      PRIVATE LOT A12839 IN TUAS
                               (RENEWAL)



      THIS AGREEMENT is made the 3rd day of November 1995
Between JURONG TOWN CORPORATION incorporated under the Jurong Town Corporation Act, having its Head Office at Jurong Town Hall, 301 Jurong Town Hall Road, Singapore 609431 (hereinafter called "the Landlord") of the one part and NELCO PRODUCTS PTE LTD a company incorporated in Singapore and having its registered office at

                           79 Robinson Road
                                #116-03
                             CPF Building
                           Singapore 068897

(hereinafter called "the Tenant" which expression shall where the context so admits include its successors-in-title and permitted assigns) of the other part.


            WITNESSETH as follows:


1     The Landlord hereby lets and the Tenant hereby takes ALL that piece of land known as Private Lot A12839 also known as Government Survey Lot 1849 Mukim No. 7 Tuas at No.36 Gul Lane, Singapore 629430 as shown on the plan annexed hereto TOGETHER with the Standard Factory Building Corner "T8" Type erected thereon (hereinafter referred to as the "said premises") TOGETHER also with all the fixtures and fittings therein installed and now belonging to the Landlord for the purposes and upon the terms, covenants and stipulations hereinafter mentioned for the term of three (3) years from the lst day of September 1995 (hereinafter referred to as the "said term") paying therefor during the said term the rent of Dollars twenty-four thousand, six hundred and twenty-five only ($24,625.00) per month to be paid clear of all deductions and in advance without demand on the 1st day of each of the calendar months of the year (i.e., the 1st days of January, February, March, etc.) the first of such payments to made on the 1st day of September 1995.

2     The Tenant hereby covenants with the Landlord as follows:

      (1) To pay the said rent on the days and in the manner aforesaid without any deduction whatsoever.

      (2)   (i)  To pay a cash deposit equal to three (3) months' rent on or before the execution of this Agreement, or commencement of the said term whichever is the earlier, as security against the breach by the Tenant of any of the terms, covenants, and stipulations of this Agreement which cash deposit shall be maintained at this figure during the said term and shall be repayable without interest on the determination of this tenancy subject however to appropriate deductions as damages, loss, costs and expenses in respect of any or all such breach or breaches.





            (ii) In lieu of the aforesaid cash deposit, to provide an
                 acceptable banker's guarantee for the same equivalent amount and increased amount, which guarantee shall be valid and irrevocable for the whole of the said term or the unexpired portion of the said term, as the case may be, plus six months after the date of expiry of the said term and in a form approved by the Landlord, or to provide such other security as the Landlord may in his absolute discretion permit or accept.

      (3) At all times to use the said premises for the purpose of the manufacture of laminating materials for printed circuit boards only and for no other purposes whatever.

      (4) To make his own arrangements for and pay all existing and future charges and outgoings for the supply of all water, electricity, gas and any water-borne sewerage system charged by the Public Utilities Board or other relevant governmental and statutory authorities and payable in respect of the said premises and, subject to clause 2(7), at his own cost and expense to install such additional plumbing and sanitary works for such additional water supply as may be required by him.

      (5) To keep the said premises including but not limited to the drains and sanitary and water apparatus and the Landlord's fixtures and fittings if any therein and the doors and windows thereof in good and tenantable repair and condition throughout the said term (wear due to fair and reasonable use and, subject to clause 2(6), damage by fire excepted) PROVIDED THAT the Tenant shall take all reasonable measures and precautions to ensure that any damage, defect or dilapidation which has been or at any time shall be occasioned by fair wear and tear shall not give rise to or cause or contribute to any substantial damage to the said premises.

      (6) To be wholly responsible for all damages and to bear the full costs of repairs and reinstatement of such damaged buildings, equipment, fixtures, fittings, drains, wiring and piping above and below ground level if the cause or causes of such damages can be traced back to the Tenant's activities.

      (7) Not to erect any building or structure on the said premises or to extend or add to the Factory Building or to make or cause to be made any alterations in the internal construction or arrangements or in the external appearance or in the present scheme of design or decoration of the said premises or to install or cause to be installed any fixtures or fittings of any kind or description without first obtaining the consent in writing of the Landlord and the relevant governmental and statutory authorities PROVIDED THAT -

            (a) on the granting of such consent and without prejudice to other terms and conditions which may be imposed the Tenant shall place with the Landlord an additional deposit equivalent to such additional amount as the Landlord may deem sufficient as security for the reinstatement of the said premises to its original state and condition;

            (b) the Tenant shall not use any flammable building materials for internal partitioning; and



            (c) the Tenant shall at all times maintain such buildings, structures, extensions or additions to the Factory Building and such fixtures and fittings, including but nct limited to repairing of the external thereof and in the event that the Landlord shall include such buildings, structures, extensions and additions, or any part thereof in the Landlord's five-yearly Re-decoration Scheme, the Tenant shall pay the proportionate cost thereof, such proportion to be calculated by the Landlord.

      (8) Not to assign create a trust sublet grant a licence or part with or share the possession or occupation of the said premises or any part thereof or leave the said premises or any part thereof vacant and unoccupied at any time during the said term.

      (9) Not to do or suffer to be done upon the said premises or any part thereof anything which is or may, or which in the opinion of the Landlord is or may at any time be or become a danger, nuisance or an annoyance to or interference with the operations, business, enjoyment, quiet or comfort of the occupants of adjoining premises or inhabitants of the neighbourhood, but to indemnify the Landlord in relation thereto PROVIDED THAT the Landlord shall not be responsible to the Tenant for any loss, damage or inconvenience as a result of danger, nuisance, annoyance or any interference whatsoever caused by the occupants of adjoining premises or inhabitants of the neighbourhood.

      (10) Not to use or permit to be used the said premises for any illegal or immoral purpose.

      (11) At his own cost and expense to construct an internal drainage system to the satisfaction of the Landlord to ensure that all surface water collected on the said premises is discharged into the public drains and sewer and will not flow into adjoining premises, and the tenant shall further ensure that no silt, oil, chemical, debris or any other waste or matter shall be discharged into any public drains, sewers or watercourses.

      (12) Not to use, load, unload, keep, or suffer to be loaded, unloaded, used or stored in the said premises or any part thereof any liquids, goods, materials or things of an offensive or explosive or a dangerous, corrosive, toxic or combustible nature without the prior consent in writing of the Landlord and to keep the Landlord indemnified against all loss, damages, claims, costs, expenses, actions and proceedings in connection with the loading, unloading, use or storage of such goods, materials and things whether or not the same is done with the consent of the Landlord.

      (13) To permit the Landlord, his agents, servants and surveyors with or without workmen or others with all necessary appliances and tools to enter upon the said premises or any part thereof at all reasonable times for the purpose of viewing the condition or state of repair thereof or of doing such works, repairs, and things in connection therewith as the Landlord may think fit PROVIDED THAT the Landlord may serve upon the Tenant notice in writing specifying any work or repairs necessary to be done which are the responsibility of the Tenant under the terms, covenants or stipulations of this Agreement and require the Tenant forthwith to execute the same and the Tenant shall pay the Landlord's reasonable costs and expenses of survey and attending the preparation of the notice and if the Tenant shall not within ten days after the service of such notice proceed diligently and in workmanlike manner with the execution of such work or repairs then to permit the Landlord (who shall not be under any obligation so to do) to enter upon the said premises and execute such work or repairs and the cost and expenses thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable AND PROVIDED ALWAYS THAT the Landlord shall not be liable to the Tenant for any loss, damage or inconvenience caused directly or indirectly by any such work or repairs.

      (14) In complying with Clause 2(13) hereof and if so required by the Landlord the Tenant shall remove such installation, machinery or any article as may facilitate or permit the Landlord to execute the said repairs and works and if the Tenant shall fail to observe or perform this covenant the Landlord may remove the same and all costs and expenses incurred thereby shall be recoverable from the Tenant as a debt PROVIDED ALWAYS that the Landlord shall not be liable to the Tenant for any loss, damage or incovenience caused by such removal.

      (15) Not without the prior consent in writing of the Landlord to affix or exhibit or erect or paint or permit or suffer to be affixed or exhibited or erected or painted on or upon any part of the exterior of the said premises or of the windows, external walls or rails or fences thereof any nameplate, signboard, placard, poster or other advertisement or hoarding.

      (16) At all times to maintain the land, garden, grounds and drive-way of the said premises in good order and condition to the satisfaction of the Landlord and not to alter the layout thereof without the prior consent in writing of the Landlord.

      (17) During the three (3) months immediately preceding the expiry of the said term to permit persons with written authority from the Landlord or the Landlord's agent at reasonable times of the day to enter upon and view the said premises or any part thereof.

      (18) Subject always to clause 2(8) hereinbefore appearing, to give to the Landlord written notice of every change of name within one month from the date of each change.

      (19) To pay interest at the rate of eight and a half per cent (8.5%) per annum or such higher rate as may be determined from time to time by the Landlord in respect of any outstanding amount payable under this Agreement from the date such amount becomes due until payment in full is received by the Landlord.

      (20) Not to dump, leave or burn any waste including but not limited to pollutants in or upon any part of the said premises or the estates of the Landlord but at the Tenant's own cost and expense to make good and sufficient provision for and to ensure the safe and efficient disposal of all such waste to the requirements and satisfaction of the Landlord and the relevant governmental and statutory authorities and if the Tenant shall fail to observe or perform this convenant the Landlord may (but shall not be under any obligation to do so), without prejudice to any other rights or remedies the Landlord may have against the Tenant, carry out or cause to be carried out such remedial measures as he thinks necessary and all costs and expenses and works incurred thereby shall forthwith be recoverable from the Tenant as a debt PROVIDED ALWAYS that the Landlord shall not be liable to the Tenant for any loss, damage or inconvenience caused thereby.

      (21) Not to do or omit or suffer to be done or omitted any act, matter or thing in or on the said premises or in respect of the operations, business, trade or industry carried out or conducted therein which shall contravene the provisions of any laws, by-laws, orders, rules or regulations now or hereafter affecting the same but to comply at his own cost and expense with all such provisions and at all times hereafter to indemnify and keep indemnified the Landlord against all actions, proceedings, costs, expenses, claims, fines, losses, damages, penalties and demands in respect of any act, matter or thing done or omitted to be done in contravention of the such provisions.

      (22) During the said term thereof to pay any increase of property tax which may be imposed whether by way of an increase in the annual value or an increase in the rate percent.

      (23) Not to obstruct, cause or permit any form of obstruction of any fire-fighting installations and equipment but at all times to provide sufficient access and passageways thereto. At his own cost and expense to maintain and keep all fire-fighting installations and equipment at the said premises (including the fire alarm system, hose reels and valves) operational and in good and proper working order at all times and in connection therewith to install a 13 Amp power switch socket outlet immediately adjacent to the charger of the battery of the fire-alarm system, to carry out monthly servicing of such fire-fighting installations and equipment (including the fire alarm system, hose reel and valves), and to connect such system to the nearest Fire Station if required by the Singapore Fire service.

      (24) To maintain the said premises in a neat and tidy condition and forthwith to comply with the Landlord's direction to remove and clear any materials, goods or articles of whatever nature and description from the said premises or such part thereof.

      (25) Not to install or use any electrical or mechanical installations, machines or apparatus that may cause or causes heavy power surge, high frequency voltage or current, air-borne noise, vibration or any electrical or mechanical interference or disturbance whatsoever which may prevent or prevents in any way the service or use of any communication system or affects the operation of other equipment, installations, machinery, apparatus or plants of occupants of adjoining or neighbouring premises or inhabitants of the neighbourhood and in connection therewith, to allow the Landlord or any authorised persons to inspect at all reasonable times, such installation, machine or apparatus in the said premises to determine the source of the interference or disturbance and thereupon, to take suitable measures, at the Tenant's own cost and expense, to eliminate or reduce such interference or disturbance to the Landlord's satisfaction, if it is found by the Landlord or such authorised person that the Tenant's electrical or mechanical installation, machine or apparatus is causing or contributing to the said interference or disturbance.


      (26) To indemnify the Landlord against any claims, proceedings, action, losses, penalties, damages, expenses, costs and demands which may arise in connection with clause 2(25) above.

      (27) To take adequate measures to prevent air pollution, and to implement at his own cost measures for minimising air or other forms of pollution when requested by the Landlord or any relevant governmental or statutory authorities.

      (28) To perform and observe all the obligations which the Tenant or the Landlord of the said premises may be liable to perform or observe during the said term by any direction, order, notice or requirement of any governmental and statutory authority and if the Tenant shall fail to observe or perform this covenant the Landlord may in its absolute discretion perform the same and all expenses and costs incurred thereby shall be recoverable from the Tenant as a debt PROVIDED ALWAYS that the Landlord shall not be liable to the Tenant for any loss, damage or inconvenience caused thereby.

      (29) Not to use or occupy the said premises for the purpose of a commercial office or storage unrelated to his approved activity or usage stated in Clause 2(3) of this Agreement.

      (30) Subject to Clause 2(31), to install such protective electrical devices and equipment, and to carry out such modification work on the existing fire alarm wirings, fixtures and fittings in the said premises as shall be necessary to suit the Tenant's factory operation, including the installation of additional wirings, fixtures and fittings to the fire alarm system, to the satisfaction of the Landlord and all at the Tenant's own expense PROVIDED THAT in addition to Clause 2 (23), the Tenant shall at his own cost and expense maintain and keep such protective electrical devices and equipment at all times in good condition.

      (31) Not to increase, supplement, decrease, modify, replace or interfere with any existing electrical design load, wirings, apparatus, fixtures or fittings or any fire alarm fixtures or fittings in or about the said premises without the consent in writing of the Landlord and the relevant governmental and statutory authorities having been first obtained PROVIDED THAT all such work shall be carried out by a licensed electrical contractor or competent person as approved by the Landlord to be employed by the Tenant at the cost and expense of the Tenant AND PROVIDED FURTHER THAT prior to the commencement of any such electrical or fire alarm installation, replacement, modification or other work, the Tenant shall submit to the Landlord for their approval such necessary plans as may be specified by the Landlord.

      (32) Not to do or suffer to be done on or in the said premises anything whereby the insurances of the same or any part thereof may be rendered void or voidable or whereby the premium thereon may be increased and to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium and all costs and expenses incurred by the Landlord in connection with insurance rendered necessary by a breach or non-observance of this covenant without prejudice to any other rights and remedies available to the Landlord.

      (33) Not to keep or allow to be kept livestock or other animals at the said premises.

      (34) At the Tenant's own cost to execute such works as may be necessary to divert existing utility services such as pipes, cables and the like (if any) to the requirements and satisfaction of the Landlord and other relevant governmental and statutory authorities.

      (35) At the determination of the said term by expiry or otherwise to yield up the said premises and all Landlord's fixtures, fittings, fastenings and other things thereto anywhere belonging or appertaining in such good and substantial repair fair wear and tear excepted as shall be in accordance with the terms, covenants and stipulations contained in this Agreement and with the locks and keys complete.

      (36) In addition to Clause 2(35) and immediately prior to the determination of the said term thereof as the case may be to cleanse and to restore the said premises in all respects to its original state and condition and if so required in writing by the Landlord to redecorate including painting the interior thereof to the satisfaction of the Landlord PROVIDED ALWAYS THAT if the Tenant shall fail to observe or perform this covenant the Landlord may in its absolute discretion, and without prejudice to any other rights and remedies the Landlord may have against the Tenant, execute any of such cleansing, restoration and redecoration works and recover the costs and expenses thereof from the Tenant together with all rent, tax and other amounts which the Landlord would have been entitled to receive from the Tenant had the period within which such cleansing, restoration and redecoration were effected by the Landlord been added to the said term.

      (37) If the Tenant shall at any time be found to have encroached upon any area beyond the boundaries of the said premises, the Tenant shall at his own cost and expense, but without prejudice to any other right or remedy the Landlord may have against him, immediately or within the time specified (if any) by the Landlord rectify and remove the encroachment to the satisfaction of the Landlord and pay to the Landlord such compensation as may be specified by the Landlord. If, however, the Landlord in his absolute discretion permits the Tenant to regularise and retain the encroached area or any part thereof upon such terms and conditions as may be stipulated by the Landlord and any other relevant government and statutory authorities, the Tenant shall pay land rent, tax and other amounts (if any) on the encroached area with retrospective effect from the date of commencement of the said term, and the Tenant shall also pay all survey fees, amalgamation fees, legal fees (including solicitor and client costs and expense), and all other costs and charges relating thereto.

      (38) If any damage of whatsoever nature or description shall at any time occur or be caused to the said premises or any part thereof, to forthwith give to the Landlord written notice of the damage.

      (39) Without prejudice to the generality of Clause 2(28) herein, the rent and other taxable sums payable by the Tenant under or in connection with this tenancy shall be exclusive of the goods and services tax (herein called "tax") chargeable by any government, statutory or tax authority calculated by reference to the amount of rent and any other taxable sums received or receivable by the Landlord from the Tenant and which tax is payable by the Tenant. The Tenant shall pay the tax and the Landlord acting as the collecting agent for the government, statutory or tax authority shall collect the tax from the Tenant together with the rent hereinbefore reserved without any deduction and in advance without demand on the 1st day of each of the calendar months of the year and in the manner and within the period prescribed in accordance with the applicable laws and regulations.

      (40) Without prejudice to the generality of clause 2(24) hereinbefore appearing, the Tenant shall not at any time use the car park in front of the said premises for storing or stacking any goods, materials, equipment or containers.

      (41) At the Tenant's own cost, to properly install and maintain exit lightings and exit signs at stair cases, exit passageways and exits of the said premises in accordance with all requirements of the Building Control Division and other relevant governmental and statutory authorities.

3     The Landlord hereby agrees with the Tenant as follows:

      (1) The Tenant paying the rent hereby reserved and tax and observing and performing the terms, covenants and stipulations on the Tenant's part herein contained shall peacefully hold and enjoy the said premises during the term without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord.

      (2) The Landlord shall, subject to clause 2(7)(c), maintain the structure of the Factory Building PROVIDED THAT any damage to the structure other than fair wear and tear and repair arising therefrom shall be charged to the account of and paid by the Tenant AND FURTHER PROVIDED THAT the Landlord shall not be liable for any loss or damage suffered by the Tenant or any other person by reason directly or indirectly of the state of the Factory Building and the Tenant hereby indemnifies the Landlord against all claims, damages, actions, proceedings, costs and expenses in any way relating thereto or in any way relating to thebuildings, structures, extensions and additions hereinbefore mentioned in clause 2(7).

      (3) The Landlord shall at all times throughout the said term keep the structure of the Factory Building insured against loss or damage by fire and in the event of such loss or damage (unless resulting directly or indirectly from some act or default of the Tenant) to rebuild and reinstate the damaged part of the Factory Building PROVIDED THAT it is expressly agreed and understood that the term "loss or damage by fire" as used in this clause do not include any loss or damage caused to the Tenant's fixtures or fittings or loss due to the Factory Building being rendered out of commission and in any such event the Landlord shall not be held liable for any such loss or damage sustained by the Tenant.

      (4) The Landlord shall pay the property tax payable in respect of the said premises PROVIDED ALWAYS that if the rate of such property tax shall be increased whether by way of an increase in the annual value or an increase in the rate per cent then the Landlord shall not hereunder be liable to pay the said increase but the Tenant shall pay such increase as provided under clause 2(22) hereof.



4     PROVIDED ALWAYS and it is expressly agreed as follows:

      (1) If the rent hereby reserved or interest, tax, or any part thereof or any other sum payable herein, or any part thereof shall at any time remain unpaid for fourteen (14) days after becoming payable (irrespective of whether formal demand has been made) or if any of the terms, covenants or stipulations herein contained on the Tenant's part to be performed or observed shall not be so performed or observed or if the Tenant shall make any assignment for the benefit of its creditors or enter into any arrangement with its creditors by composition or otherwise or commit any act of bankruptcy or have a receiving order made against him or suffer any distress or execution to be levied on its goods or if the Tenant being a Company shall go into liquidation whether voluntary (save for the purpose of amalgamation or reconstruction) or compulsory then and in any of such cases it shall be lawful for the Landlord at any time thereafter to re-enter upon the said premises or any part thereof in the name of the whole and thereupon the tenancy hereby created shall absolutely determine but without prejudice to any right of action or remedy of the Landlord in respect of any breach of any terms, the covenants or stipulations herein contained.

      (2) Any notice served under or otherwise in connection with this Agreement or the tenancy hereby created shall be sufficiently served on the Tenant if the same is left addressed to the Tenant upon the said premises or if forwarded to the Tenant at the said premises by registered post and any notice shall be sufficiently served on the Landlord if sent to the Landlord's Head office by registered post. A notice sent by registered post shall be deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent. In the event of any action or proceedings in respect of the tenancy created herein (including any action for the recovery of the rent, tax or other sums herein reserved) the Tenant agrees and accepts that any document which is not required by written law to be served personally shall be sufficiently served on the Tenant if addressed to him at the address specified in this Agreement, or if left posted upon some conspicuous part of the said premises, or forwarded to him by post at the principal or last known place of business of the firm or his registered or principal office if a body corporate or his last known address if an individual.

      (3) The Tenant shall pay all costs, disbursements, fees and charges, legal or otherwise, including stamp and registration fees in connection with the preparation stamping and issue of this Agreement and any prior accompanying or future documents or deeds supplementary collateral or in any way relating to this Agreement.

      (4) The Tenant shall pay all costs, disbursements and fees, legal or otherwise, including costs as between Solicitor and Client in connection with the enforcement of the terms, covenants and stipulation of this Agreement.

      (5) The Tenant accepts the said premises with full knowledge that the ground/production floor slab, drains, aprons and driveway are laid directly on the ground with services laid in the ground and may settle, subside and crack in the event that the ground in, on or around the said premises consolidates in the course of time, and the Tenant covenants that he shall at his own cost and expense and subject to the prior approval in writing of the Landlord and the relevant governmental and statutory authorities provide suitable and proper foundation for all machinery, equipment and installations at the said premises. The Landlord shall not be liable for any loss, damage or inconvenience that may be suffered by the Tenant or any other person in connection with any subsidence or cracking of the ground/production floor slabs, aprons, drains and driveways of the said premises.

      (6) No waiver expressed or implied by the Landlord of any breach of any term, covenant or stipulation of the Tenant shall be construed nor be deemed to operate as a waiver of any other breach of the same or any other term, covenant or stipulation and shall not prejudice in any way the rights, powers and remedies of the Landlord herein contained. Any acceptance of rent or other moneys shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant of any of his obligations hereunder.

      (7) The Landlord shall be under no liability either to the Tenant or to others who may be permitted to enter or use the said premises or any part thereof for accidents happening or injuries sustained or for loss of or damage to property in the said premises or any part thereof.

      (8) Subjact to clause 2(3), the Tenant shall use at least sixty per centum (60%) of the total floor area of the said premises for purely industrial activities, and may use the remaining floor area for ancillary stores and offices, neutral areas, communal facilities and such other uses as may be approved in writing by the Landlord and the relevant public and local authorities PROVIDED THAT the said ancillary offices shall not exceed twenty-five per centum (25%) of the total floor area.

      (9) At any time during but at least three (3) months before the expiry of the said term or of its extensions, if any, as aforesaid the Tenant may, by notice in writing, exercise the option to request the Landlord to grant him a lease (the term of which shall be determined by the Landlord) of the said premises including all buildings thereon upon the payment by the Tenant to the Landlord of such purchase price and annual land rentals as may be determined by the Landlord at the time the option is exercised and upon such investment requirements and terms and conditions as the Landlord may specify which lease shall commence from the date the option is exercised or such other date to be determined by the Landlord PROVIDED THAT the Tenant shall bear and pay all costs, expenses, stamp fees and other charges in connection with or accruing from the issue of the lease AND PROVIDED ALWAYS that there shall be no break between the date of determination of tenancy and the commencement date of the lease and that there shall not at the time of the request be any existing breach or non-observance of any of the terms, stipulations and covenants on the part of the Tenant to be observed or performed in respect of this Agreement.

5 In this Agreement where the context so requires or permits, words importing the singular number or the masculine gender include the plural number or the feminine gender and words importing persons include corporations and vice versa, the expression "the Landlord" shall include its successors-intitle and assigns, the expression "the Tenant" shall include its successors-in-title and permitted assigns (if any), where there are two or more persons included in the expression "the Tenant" covenants expressed to be made by "the Tenant" shall be deemed to be made by such persons jointly and severally.

      IN WITNESS WHEREOF the parties hereto have hereunto set their hands and/or seals the day and the year first above written.

SIGNED BY

KOH GEOK TIN
Head (Standard Factories)
Lease Management Department
Buildings Development Group

for and on behalf of the
JURONG TOWN CORPORATION
in the presence of:

ANNIE NG KIN MUI nee AU


SIGNED BY:
Michael A. Hehl
Managing Director

for and on behalf of
NELCO PRODUCTS PTE LTD
in the presence of:

Signature of Witness:..............................  .

Name of Witness:  Desmond Ng

Designation:  Financial Controller




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